CPI Aerostructures, Inc. S-8

EXHIBIT 5.1

GRAUBARD MILLER

The Chrysler Building

405 Lexington Avenue; 44th Floor

New York, New York 10174

June 28, 2023

CPI Aerostructures, Inc.

91 Heartland Boulevard

Edgewood, New York 11717

Re:	CPI Aerostructures, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to CPI Aerostructures, Inc., a New York corporation (the “Company”), in connection with the filing of the referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”) on the date hereof.

The Registration Statement relates to (a) the offer and sale of 800,000 additional shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) that may be issued under the Company’s 2016 Long-Term Incentive Plan (the “Incentive Plan”) and (b) the resale by the selling shareholders described in the Registration Statement (the “Selling Shareholders”) of up to 208,702 shares of Common Stock held by the Selling Stockholders, as described in the reoffer prospectus (the “Reoffer Prospectus”) included in the Registration Statement. In this opinion letter, we refer to the shares of Common Stock that may be issued under the Incentive Plan as the “Plan Shares” and the shares of Common Stock held by the Selling Shareholders as the “Issued Shares.”

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Company, as amended to date (the “By-laws”), (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, (iv) the Incentive Plan, and (v) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that in granting future awards under the Plan, the Board of Directors of the Company or the appropriate committee thereunder will exercise its discretion in establishing the terms of such awards in accordance with the terms of the Incentive Plan and within the permissible limits of the law of the State of New York and the Certificate of Incorporation and the By-laws. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon representations made by the Company in documents examined by us, and representations of officers of the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.       The Plan Shares have been duly authorized by the Company and, when issued by the Company and delivered to participants in accordance with the provisions of the Incentive Plan and the individual instruments or agreements governing their issuance, will be validly issued, fully paid, and non-assessable.

2.       The Issued Shares have been validly issued, are fully paid and non-assessable.

The opinions expressed herein are limited to the Federal laws of the United States and the New York Business Corporation Law, and we express no opinion as to laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to use under the caption “Legal Matters” in the Reoffer Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Graubard Miller